Filed Pursuant to Rule 424(b)(5)
Registration No. 333-240011
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated July 31, 2020)
5,294,118 Shares of Common Stock

We are offering 5,294,118 shares of our common stock.
Our common stock is listed on The Nasdaq Capital Market under the symbol “PDSB.” The last reported sale price of our common stock on The Nasdaq Capital Market on June 11, 2021 was $12.06 per share.
Certain insiders, including certain members of our board of directors and our executive officers, have agreed to purchase $349,987.50 of our common stock in this offering at the public offering price. The underwriter will receive the same discounts and commissions with respect to shares purchased by such insiders as other shares offered in this prospectus. The shares purchased by such insiders, if any, shall be subject to lock-up agreements with the underwriter as described in “Underwriting.”
We are a “smaller reporting company,” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, and, as such, have elected to comply with certain reduced public company reporting requirements.
Investing in our common stock involves risks. You should carefully consider all of the information set forth in this prospectus supplement, and the accompanying base prospectus and the information documents incorporated by reference in this prospectus supplement before deciding to invest in our common stock. Please see “Risk Factors” beginning on page S-8 and in the documents incorporated by reference into this prospectus supplement to read about factors you should consider before buying our common stock.
	Per Share	Total
Public offering price	$8.50	$45,000,003.00
Underwriting discounts and commissions(1)	$0.51	$2,700,000.18
Offering proceeds to us, before expenses	$7.99	$42,300,002.82
(1)
We refer you to the section entitled “Underwriting” beginning on page S-13 of this prospectus supplement for additional information regarding total underwriter compensation, less underwriting discounts and commissions. If the underwriter’s exercise its option in full, the total underwriting discounts and commissions payable by us will be $3,104,999.85, and the total proceeds to us, before expenses will be $48,644,997.65.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.
We have granted the underwriter the right to purchase up to 794,117 additional shares of common stock. The underwriter can exercise this right at any time within 30 days after the offering.
The underwriter expects to deliver the shares of common stock to investors on or about June 17, 2021.
Sole Book-Running Manager
Cantor
Prospectus Supplement dated June 15, 2021

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 (File No. 333-240011) that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process, which registration statement became effective on July 31, 2020. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, and any related free writing prospectus that we have authorized for use in connection with this offering.
You should rely only on the information that we have included or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any dealer, salesman, or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any related free writing prospectus.
This prospectus supplement, the accompanying prospectus, and any related free writing prospectus, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement, the accompanying prospectus, or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference herein or therein is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, accompanying prospectus, or any related free writing prospectus is delivered, or securities are sold, on a later date.
This prospectus supplement contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed or have been or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and you may obtain copies of those documents as described in this prospectus supplement under the heading “Where You Can Find More Information.”
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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain matters discussed in this prospectus supplement and the accompanying prospectus, including matters discussed under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” incorporated by reference herein, may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation, those discussed under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this prospectus supplement and the documents incorporated by reference herein, as well as other factors which may be identified from time to time in our other filings with the SEC, or in the documents where such forward-looking statements appear. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.
In particular, our statements regarding trends and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the success, timing and cost of our ongoing clinical trials and anticipated clinical trials for our current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including our ability to fully fund our disclosed clinical trials, which assumes no material changes to our currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim results, which are not necessarily indicative of the final results of our ongoing clinical trials; any statements made by us about our understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from our clinical development programs and any collaboration studies; the timing of and our ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, our product candidates; our ability to successfully defend our intellectual property or obtain the necessary licenses at a cost acceptable to us, if at all; the successful implementation of our research and development programs and collaborations; the success of our license agreements; the acceptance by the market of our product candidates, if approved; and other factors, including general economic conditions and regulatory developments, including the impact of the COVID-19 pandemic, that are not within our control and that are discussed under the heading “Risk Factors,” including those risk factors that are incorporated by reference in this prospectus supplement and the accompanying prospectus.
The forward-looking statements contained in this prospectus supplement and the accompanying prospectus reflect our views and assumptions only as of the date of this prospectus supplement. Except as required by law, we assume no responsibility for updating any forward-looking statements.
We qualify all of our forward-looking statements by these cautionary statements. In addition, with respect to all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained in other parts of this prospectus supplement. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein and therein. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference herein or therein, before deciding to buy shares of our common stock. Unless the context requires otherwise, references in this prospectus to “PDS,” “we,” “us,” and “our” refer to PDS Biotechnology Corporation.
Company Overview
We are a clinical-stage immunotherapy company developing a growing pipeline of cancer immunotherapy and infectious disease vaccine candidates designed to overcome the limitations of current immunotherapy technologies. Our Versamune® technology is a proprietary T-cell activating platform designed to train the immune system to better attack and destroy disease. When paired with an antigen (which is a disease-related protein that is recognizable by the immune system) Versamune® induces, in vivo, large quantities of high-quality, highly potent polyfunctional CD8+ killer T-cells, a specific sub-type of CD8+ killer T-cell that is more effective at killing infected or target cells. Versamune® has also been shown in pre-clinical studies to induce antigen-specific highly potent polyfunctional CD4+ helper T-cells, as well as neutralizing antibodies.
We believe that the Versamune® platform has the potential to become an industry-leading immuno-oncology technology and is currently being applied to the development of a robust pipeline of valuable “new-generation, multi-functional” immunotherapies, both as single agents and as part of combination therapies with other leading immuno-oncology technologies. We believe our product candidates are of interest for potential combination therapies in relation to Human Papillomavirus (HPV)-associated cancers, melanoma, colorectal, lung, breast and prostate cancers in advanced cancer or as monotherapies in early-stage disease.
It is well documented that the most critical attribute of an effective cancer immunotherapy is the induction of high levels of active antigen-specific CD8+ (killer) T-cells. Priming adequate levels of active CD8+ T-cells in vivo continues to be a major obstacle facing immunotherapy. PDS0101 in its first human clinical trial provided data supporting the earlier promising preclinical study results and demonstrated the unique in vivo induction of high levels of active HPV-specific CD8+ T-cells in humans.
PDS0101 in Combination with KEYTRUDA® Clinical Trial:
In November 2020, our VERSATILE-002 Phase 2 clinical trial evaluating the combination of PDS0101 (Versamune® with multiple human papillomavirus-16 (HPV16) antigens) in combination with Merck's anti-PD-1 therapy, KEYTRUDA® (pembrolizumab) for first-line treatment of recurrent/ metastatic HPV16-positive head and neck cancer opened and is actively recruiting patients. The clinical trial will evaluate the efficacy and safety of this therapeutic combination as a first-line treatment in patients with recurrent or metastatic head and neck cancer and high-risk HPV16 infection.
In this sponsored trial, patients whose cancer has returned or spread following initial treatment, will be able to avoid chemotherapy and take this combination of two immuno-therapy drugs. Enrolling patients with more functional immune systems earlier in disease recurrence that have not been compromised by extensive chemotherapy may allow improved efficacy of the combination. Patients in the study will receive a total of 5 cycles of combination therapy in the context of standard of care KEYTRUDA therapy administered every three weeks until disease progression.
The original study design for this combination trial was restricted to patients naïve to checkpoint inhibitor therapy. PDS amended the protocol in May 2021 to expand this study to include patients with advanced head and neck cancer who have failed multiple treatments, including checkpoint inhibitor (CPI) therapy (CPI refractory patients), a treatment refractory population with extremely high unmet medical need. The amended study design is a Simon two stage design that will evaluate objective response rate- or ORR – at six months following initiation of treatment in both the original CPI naïve arm and in the expansion CPI refractory arm. Objective response is measured by radiographic tumor responses according to RECIST 1.1. There will be a lead-in cohort of 12 patients for the entire study to assess the safety of the combination. In the checkpoint inhibitor naïve arm of the study, the first seventeen (17) patients will be evaluated for efficacy with a minimum of four (4) or more patients with documented objective response required to progress to full enrollment of this arm. In the expansion CPI refractory arm, the first patients will be evaluated for efficacy with a minimum of two (2) or more patients with documented objective response required to progress to full enrollment of this arm.
If achieved, confirmation that PDS01011 enhances the therapeutic benefit of checkpoint inhibitors could expand evaluation of Versamune®-based therapies in multiple cancer indications. Total enrollment of both study arms is expected to be approximately ninety-five (95) patients, essentially unchanged from the accrual target of ninety-six (96) patients in the original study design. Preliminary data is expected between the fourth quarter of 2021 and the first quarter of 2022.
PDS0101 in Combination with Bintrafusp alfa (M7824) and NHS-IL12 Clinical Trial:
In June 2020, the first patient was dosed under a PDS0101 Cooperative Research and Development Agreement, which we refer to as the CRADA, in a National Cancer Institute, or NCI, led Phase 2 clinical study evaluating PDS0101, in combination with two investigational immune-modulating agents Bintrafusp alfa (M7824), a bifunctional “trap” fusion protein targeting TGF-β and PD-L1, and NHS-IL12 (M9241), a tumor-targeting immune-cytokine. Bintrafusp alfa is being jointly developed by Merck KGaA, Darmstadt, Germany, and GlaxoSmithKline; NHS-IL12 is being developed by Merck KGaA, Darmstadt, Germany. The trial is evaluating the treatment combination in both checkpoint inhibitor naïve and refractory patients with advanced human papillomavirus (HPV)-associated cancers that have progressed or returned after treatment. Most types of HPV-related cancers (anal, cervical, head and neck, vaginal and vulvar cancers) are represented among the study subjects to date. Objective response is measured by radiographic tumor responses according to RECIST 1.1 (tumor reduction > 30%). Full enrollment of a total of fifty-six (56) patients is expected to be completed between the fourth quarter of 2021 and the first quarter of 2022.
The study was accepted for oral presentation at the 2021 meeting of the American Society of Clinical Oncology (ASCO) held June 4-8, 2021. On May 20, 2021, we announced the abstract summarizing interim data of 14 patients from the study. Objective responses (> 30% tumor reduction) were observed in 83% (5 of 6) of HPV16-positive checkpoint inhibitor naïve patients with advanced disease. The reported objective response rate with current standard of care checkpoint inhibitor treatment is 12-24%. Objective responses were observed in 63% (5 of 8) of HPV16-positive advanced cancer patients who have also failed checkpoint inhibitor therapy. The reported objective response rate with current standard of care treatment is even lower at 5-12%.
On June 7 updated interim data was presented at ASCO by the study’s Principal Investigator Dr. Julius Strauss. This data included an update on the initial 14 patients with an additional four (4) CPI refractory HPV16-positive patients whose data became available after the abstract submission as well as an additional seven (7) HPV16-negative patients (patients whose cancer was not caused by HPV16 infection) who were not discussed in the abstract. Tumor reduction and objective response was seen in 83% (5/8) of CPI naïve patients with one (1) achieving a complete response. After a median of eight (8) months of follow-up, 100% (6/6) of these patients were alive, compared to a historical median survival of 7-11 months. In the CPI refractory arm, tumor reduction was observed in 58% (7/12) patients. These 12 patients include the initial 8 patients reported in the abstract where 5 of 8, or 63% had tumor reduction. Of the 4 additional patients in this updated data set, 2 patients already have ongoing tumor reduction but have not yet met the criteria for objective response. Objective response was achieved in 42% (5/12) patients with one (1) achieving a complete response in this refractory arm. As might be expected, the objective response rates reported in checkpoint refractory, advanced HPV-cancer patients are even lower than those naïve to checkpoint inhibitors, generally only 5-12%. Importantly, 83% (10/12) of all checkpoint inhibitor refractory patients were still alive at median eight (8) months of follow-up; historic average median survival for this patient population is 3-4 months. Overall, tumor reduction occurred in 67% (12/18) of CPI naïve and CPI refractory patients who had HPV16-positive cancer. Of note, in the 7 HPV16-negative patients- those with an HPV type other than HPV16, that do not express the molecular target of PDS0101, zero (0) of seven (7) patients experienced tumor reduction or an objective response, providing insight into the potential role of PDS0101 in the observed activity of the triple combination. These observations suggest that HPV16-specific CD8+ and CD4+ T-cell induction by PDS0101 as predicted by preclinical studies may promote tumor reduction and enhanced clinical benefit of the triple combination.
Moreover, PDS0101 does not appear to compound the toxicities already reported to be induced by Bintrafusp alfa and NHS-IL12. This is an important consideration for combination oncology treatment regimens where a key goal is to avoid additional or excess toxicity associated with limited anti-tumor activity. As would be expected with both PDS0101 and M9241 being delivered subcutaneously, injection site reactions were seen in 20% of patients. No new or additional toxicities have been observed to date from the addition of PDS0101 to the combination of the other two (2) immunotherapies.
PDS0101 in Combination with Chemo-Radiotherapy Clinical Trial:
In October 2020, a third PDS0101 Phase 2 clinical trial was initiated with The University of Texas MD Anderson Cancer Center and is actively recruiting patients. This clinical trial is investigating the safety and preliminary anti-tumor efficacy of PDS0101 in combination with standard-of-care chemo-radiotherapy, or CRT, and their correlation with critical immunological biomarkers in patients with locally advanced cervical cancer. The study goals include evaluation of the rate of regression in patients with a primary tumor that is greater than or equal to 5cm among approximately thirty-five (35) patients. The rate of complete response is measured by PET-CT at six (6) months and rate of tumor volume reduction evaluated by MRI at 30-40 days from the start of treatment. Preliminary data is expected from this study between the fourth quarter of 2021 and first half of 2022. We believe that Versamune®’s strong T-cell induction has the potential to meaningfully enhance efficacy of the current standard of care CRT treatment in this indication.
Other Versamune® Products Under Development:
PDS0102 – Versamune® + TARP antigens
The TARP antigen is over-expressed in acute myelogenous leukemia (AML), prostate and breast cancers. In the U.S. 450,000 patients are projected to be diagnosed with prostate or breast cancer this year. Approximately 90% of prostate cancers and 50% of breast cancers overexpress the TARP tumor antigen. In the U.S. 19,900 patients are projected to be diagnosed with AML this year, with 100% of adult and pediatric AML overexpressing the TARP tumor antigen. In a human clinical study, the National Cancer Institute demonstrated that its proprietary TARP antigens were effectively recognized by the immune system in prostate cancer patients with PSA biochemical recurrence leading to a notable reduction in tumor growth rates. In preclinical studies, a dramatically enhanced TARP-specific killer T-cell response was observed when our designed TARP antigens were combined with Versamune® (PDS0102). Preclinical development is ongoing.
PDS0103 – Versamune® + MUC1 antigens
In April 2020, the PDS-NCI CRADA was expanded beyond PDS0101 to include clinical and preclinical development of PDS0103. PDS0103 is an investigational immunotherapy owned by us and designed to treat cancers associated with the mucin-1, or MUC1, oncogenic protein. PDS0103 combines Versamune® with novel highly immunogenic agonist epitopes of MUC1 developed by the NCI and licensed by PDS. MUC1 is highly expressed in multiple solid tumors and has been shown to be associated with drug resistance and poor disease prognosis in breast, colorectal, lung and ovarian cancers, for which PDS0103 is being developed. In preclinical studies, and similarly to PDS0101, PDS0103 demonstrated the ability to generate powerful MUC1-specific CD8 killer T-cells. PDS0103 is currently in late preclinical development.
PDS0104 – Versamune® + TRP-2 and melanoma antigens
Rates of melanoma have been rising rapidly over the past few decades and approximately 96,480 new melanomas will be diagnosed this year alone. More than 7,000 of these will prove fatal. PDS0104 combines Versamune ® with various melanoma antigens including the Tyrosinase-related protein 2 (TRP2) antigen which is highly expressed in melanoma. In pre-clinical B16 animal models of aggressive melanoma, PDS0104 has been shown to have unique and significant anti-tumor activity as a monotherapy and has also demonstrated strong anti-tumor synergy in combination with checkpoint inhibitors. As the first approval indications for checkpoint inhibitors occurred in melanoma, there is a growing unmet medical need to identify combination regimens with potential activity in checkpoint inhibitor refractory patients with this disease. Preclinical development is ongoing.
Infectious Diseases
Our focus remains on developing our oncology products and progressing the clinical trials described above. However we are also developing preventative vaccines to address several infectious diseases. Based on the key characteristics of Versamune® we are progressing preclinical development of PDS0202, a universal influenza vaccine candidate, which combines Versamune® with novel influenza vaccine antigens. PDS0202 pre-clinical development is being supported by an agreement with the National Institute of Allergy and Infectious Diseases Collaborative Influenza Vaccine Innovation Centers, or CIVICs, program, with a goal of progressing into a human clinical trial.
PDS0203 is being designed with the goal to potentially provide long-term and broad protection against infection from COVID-19 and its potential mutations, based on the understood potential of Versamune® to prime the immune system to generate both antibodies for near term protection and T-cell responses for immune memory and long term protection against pathogens. Farmacore Biotechnology has licensed Versamune® in Latin America to develop PDS0203 in Brazil. Farmacore is developing and manufacturing the antigen component of the vaccine, leads all regulatory and clinical trial efforts in Brazil and has selected a top clinical research organization, to conduct clinical trials.
On March 11, 2021, we announced that the COVID-19 vaccine consortium consisting of PDS, Farmacore Biotechnology and Blanver Farmoquímica, received a commitment from the Secretary for Research and Scientific Training of The Ministry of Science, Technology and Innovation of Brazil (“MCTI”) to fund up to approximately US$60 million to support the clinical development and commercialization of a Versamune®-based COVID-19 vaccine in Brazil. All funding is contingent on the availability of financial resources within the MCTI and subject to negotiations among Farmacore, Blanver and MCTI. We are monitoring the evolving political and public health situation in Brazil that may pose challenges to developing PDS0203, such as the Brazilian Senate’s vote for compulsory licensing for COVID-19 vaccine technology (legislative process is ongoing).
MCTI intends to make the funding available to perform a combined Phase 1/2 clinical trial, upon authorization by the Brazilian regulatory agency, Agência Nacional de Vigilância Sanitária (ANVISA) to initiate the proposed clinical program in Brazil. Additional capital to be provided by MCTI will fund the manufacturing process scale up, production and the Phase 3 trial, pending the results of the Phase 1/2 trial. We will contribute scientific expertise and operational support and oversee scale up of the manufacturing process for Phase 3 and commercial production. Blanver Farmoquímica will manufacture, promote, distribute, and commercialize the Versamune®-based COVID-19 vaccine in Latin America.
Our current pipeline of Versamune®-based therapies is as follows:

Corporate Information
Information concerning our company is contained in the documents that we file with the SEC as a reporting company under the Securities Exchange Act of 1934, as amended, which are accessible at www.sec.gov, and on our website at www.pdsbiotech.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Investors should not rely on any such information in deciding whether to purchase our common stock. We have included our website address in this prospectus solely as an inactive textual reference. Information on our website is not, and should not be considered, part of this prospectus.
Our principal executive offices are located at 25B Vreeland Road, Suite 300, Florham Park NJ 07932, and our telephone number is (800) 208-3343.

Implications of Being a Smaller Reporting Company
We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies. We have taken advantage of some reduced reporting burdens in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Accordingly, the information that we provide stockholders may be different than you might obtain from other public companies in which you hold equity interests

The Offering
Issuer
PDS Biotechnology Corporation
Common stock offered by us
5,294,118 shares (or 6,088,235 shares if the underwriter’s exercise its option to purchase additional shares in full).
Common stock to be outstanding after this offering
27,572,379 shares (or 28,366,496 shares if the underwriter’s exercise its option to purchase additional shares in full).
Underwriter’s Option to purchase additional shares
We have granted the underwriter an option to purchase up to an additional 794,117 shares of our common stock from us. The underwriter can exercise this option, in whole or in part, at any time within 30 days from the date of this prospectus supplement.
Use of proceeds
We currently intend to use the net proceeds from this offering for the development of our clinical pipeline and for general corporate purposes including working capital. See “Use of Proceeds.”
Risk factors
You should read the “Risk Factors” section beginning on page S-8 of this prospectus supplement, page 7 of the accompanying prospectus and the documents incorporated by reference into this prospectus supplement for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.
The Nasdaq Capital Market symbol
“PDSB”
Lock-Up Agreements
We and our directors and executive officers have agreed with the underwriter that, without the prior written consent of Cantor Fitzgerald & Co., subject to certain exceptions, we will not, and our directors and executive officers will not, for a period of 90 days, in each case, following the date of this prospectus supplement, offer or contract to sell any of our shares of common stock. See “Underwriting” on page S-13 of this prospectus supplement.
Certain insiders, including certain members of our board of directors and our executive officers, have agreed to purchase $349,987.50 of our common stock in this offering at the public offering price. The underwriter will receive the same discounts and commissions with respect to shares purchased by such insiders as other shares offered in this prospectus. The shares purchased by such insiders, if any, shall be subject to lock-up agreements with the underwriter as described in “Underwriting.”
The number of shares of our common stock to be outstanding after this offering is based on 22,278,261 shares of our common stock outstanding as of March 31, 2021 and excludes:
•	1,899,193 shares of common stock issuable upon the exercise of outstanding stock options, having a weighted average exercise price of $10.40 per share;
•	197,518 shares of common stock issuable upon the exercise of outstanding warrants, having a weighted average exercise price of $13.24 per share; and
•	107,877 and 221,200 shares of common stock reserved for future issuance under the 2014 Equity Incentive Plan and the 2019 Inducement Plan,

Except as otherwise indicated herein, all information in this prospectus supplement, including the number of shares that will be outstanding after this offering, does not assume or give effect to the exercise of the underwriter’s option to purchase 794,117 additional shares in this offering.

RISK FACTORS
An investment in our common stock or securities convertible or exercisable into our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks described below and those discussed under the caption entitled “Risk Factors” in our Annual Reports on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.
Risks Related to This Offering
We have incurred significant losses since our inception and expect to continue to incur significant losses for the foreseeable future and may never achieve or maintain profitability.
We have never generated any product revenues and expect to continue to incur substantial and increasing losses as we continue to develop PDS0101 and other Versamune® based products. PDS0101 has not been approved for marketing in the United States and may never receive such approval. As a result, we are uncertain when or if we will achieve profitability and, if so, whether we will be able to sustain it. Our ability to generate revenue and achieve profitability is dependent on our ability to complete development, obtain necessary regulatory approvals, and have PDS0101 manufactured and successfully marketed. We cannot assure you that we will be profitable even if we successfully commercialize PDS0101 or other Versamune® products. If we successfully obtain regulatory approval to market PDS0101, our revenues will be dependent, in part, upon, the size of the markets in the territories for which regulatory approval is received, the number of competitors in such markets for the approved indication, and the price at which we can offer PDS0101. If the indication approved by regulatory authorities is narrower than we expect, or the treatment population is narrowed by competition, physician choice or treatment guidelines, we may not generate significant revenue from sales of PDS0101, even if approved. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. If we fail to become and remain profitable the market price of our common stock and our ability to raise capital and continue operations will be adversely affected.
We expect research and development expenses to increase significantly for PDS0101 and other Versamune® based products. In addition, even if we obtain regulatory approval, significant sales and marketing expenses will be required to commercialize PDS0101. As a result, we expect to continue to incur significant and increasing operating losses and negative cash flows for the foreseeable future. These losses have had and will continue to have an adverse effect on our financial position and working capital. As of March 31, 2021 we reported on our Form 10-Q that we had approximately $25 million in cash. Additionally, we received $4.5 million from the sale of New Jersey Net Operating Loss Tax Benefits in May 2021. As of the three months ended March 31, 2021, we had an accumulated deficit of $46.8 million.
Raising additional capital, including as a result of this offering, may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our product candidates.
Until such time, if ever, as we can generate substantial revenue from the sale of our product candidates, we expect to finance our cash needs through a combination of equity offerings, debt financings and license and development agreements. To the extent that we raise additional capital through the sale of equity securities, including from this offering, or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a common stockholder or holder of warrants. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be senior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock could be negatively impacted.

If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may be required to relinquish valuable rights to our research programs or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings or other arrangements with third parties when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to third parties to develop and market product candidates that we would otherwise prefer to develop and market ourselves.
Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.
Our management will have broad discretion with respect to the use of proceeds of this offering, including for any of the purposes described in the section of this prospectus supplement entitled “Use of Proceeds.” You will be relying on the judgment of our management regarding the application of the proceeds of this offering. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates, and cause the price of our common stock to decline.
Purchasers of common stock in this offering will experience immediate and substantial dilution in the book value of their investment. You may experience further dilution upon exercise of our outstanding options and warrants.
If you purchase shares of our common stock in this offering, you will experience immediate and substantial dilution, as the public offering price of our common stock will be substantially greater than the net tangible book value per share of our common stock before giving effect to this offering. Accordingly, if you purchase our common stock in this offering, you will incur immediate substantial dilution of approximately $6.10 per share, representing the difference between the public offering price per share of common stock and our pro forma as adjusted net tangible book value as of March 31, 2021. For a further description of the dilution that you will experience immediately after this offering, see the section in this prospectus supplement entitled “Dilution.”
Future sales of our common stock, or the perception that such future sales may occur, may cause our stock price to decline.
Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales could occur, following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and the shares of common stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act.
We have never declared or paid dividends on our capital stock and we do not anticipate paying dividends in the foreseeable future.
Our business requires significant funding, and we currently invest available funds and earnings in product development. Therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently plan to invest all available funds and future earnings in the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be your sole source of potential gain for the foreseeable future.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering will be approximately $41.7 million (or approximately $48.0 million if the underwriter’s option to purchase additional shares is exercised in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We currently intend to use the net proceeds from this offering for the development of our clinical pipeline and for general corporate purposes including working capital.
As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the net proceeds to be received upon the completion of this offering. The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our development efforts, the status of and results from clinical trials, any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. Accordingly, our management will have broad discretion in the application of the net proceeds from this offering and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering.
Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment-grade, interest-bearing instruments and U.S. government securities. We cannot predict whether these investments will yield a favorable return.

DIVIDEND POLICY
We have never paid any cash dividends on our common stock to date. We currently intend to retain all of our future earnings, if any, to fund the development and growth of our business and do not anticipate paying any cash dividends for at least the next five years, if ever. Any future determination as to the payment of cash dividends on our common stock will be at our board of directors’ discretion and will depend on our financial condition, operating results, capital requirements and other factors that our board of directors considers to be relevant.

DILUTION
If you invest in our common stock in this offering, you will experience dilution to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock immediately after this offering.
Our net tangible book value on March 31, 2021 was approximately $24,374,327, or $1.09 per share of our common stock. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.
After giving effect to the sale of shares of our common stock in this offering at the public offering price of $8.50 per share and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value as of March 31, 2021 would have been approximately $66.1 million, or $2.40 per share. This represents an immediate increase in net tangible book value of $1.30 per share to existing stockholders and immediate dilution in net tangible book value of $6.10 per share to new investors purchasing our common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:
Public offering price per share of common stock		$8.50
Historical net tangible book value per share as of March 31, 2021	$1.09
Increase in net tangible book value per share attributable to new investors	$1.31
As adjusted net tangible book value per share as of March 31, 2021, after giving effect to this offering		$2.40
Dilution in net tangible book value per share to investors in this offering		$6.10
The information above assumes that the underwriter does not exercise its option to purchase 794,117 additional shares of our common stock. If the underwriter exercises its option in full to purchase 794,117 additional shares of our common stock in this offering at the public offering price of $8.50 per share, the net tangible book value per share after this offering would be $2.55 per share, the immediate increase in the net tangible book value per share to existing stockholders would be $1.46 per share and the immediate dilution to investors participating in this offering would be $5.95 per share.
The above discussion and table are based on 22,278,261 shares outstanding as of March 31, 2021, and excludes, as of that date, the following:
•	1,899,193 shares of common stock issuable upon the exercise of outstanding stock options, having a weighted average exercise price of $10.40 per share;
•	197,518 shares of common stock issuable upon the exercise of outstanding warrants, having a weighted average exercise price of $13.24 per share; and
•	107,877 and 221,200 shares of common stock reserved for future issuance under the 2014 Equity Incentive Plan and the 2019 Inducement Plan.
The above table does not assume or give effect to the exercise of the underwriter’s option to purchase    additional shares in this offering. Furthermore, to the extent outstanding options or warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, you will experience further dilution.

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement, dated June 15, 2021 between us and Cantor Fitzgerald & Co., 499 Park Avenue, New York, New York 10022, as representative of the underwriters named below (the “Representative”) and the sole book-running manager of this offering, we have agreed to sell to Cantor Fitzgerald & Co., and Cantor Fitzgerald & Co. has agreed to purchase from us, the shares of common stock shown opposite its name below:
Underwriter	Number of Shares
Cantor Fitzgerald & Co.	5,294,118
Total	5,294,118
The underwriting agreement provides that the obligations of Cantor Fitzgerald & Co. are subject to certain conditions precedent such as the receipt by Cantor Fitzgerald & Co. of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that Cantor Fitzgerald & Co. will purchase all of the shares of common stock if any of them are purchased. We have agreed to indemnify Cantor Fitzgerald & Co. and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that Cantor Fitzgerald & Co. may be required to make in respect of those liabilities.
Cantor Fitzgerald & Co. is offering the shares of common stock subject to its acceptance of the shares of common stock from us and subject to prior sale. Cantor Fitzgerald & Co. reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Option to Purchase Additional Shares
We have granted to Cantor Fitzgerald & Co. an option, exercisable 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 794,117 shares from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions.
Commission and Expenses
Cantor Fitzgerald & Co. has advised us that it proposes to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.3060 per share of common stock. After the initial offering, Cantor Fitzgerald & Co. may change the offering price and other selling terms.
The following table shows the public offering price, the underwriting discounts and commissions that we are to pay Cantor Fitzgerald & Co. and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of Cantor Fitzgerald & Co.’s option to purchase additional shares.
	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$8.50	$8.50	$45,000,003	$51,749,997.5
Underwriting discounts and commissions	$0.51	$0.51	$2,700,000.18	$3,104,999.85
Proceeds to us, before expenses	$7.99	$7.99	$42,300,002.82	$48,644,997.65
We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $500,000. We have also agreed to reimburse the underwriters for up to $100,000 of certain of their counsels’ fees and expenses, which reimbursed fee is deemed underwriting compensation for this offering by FINRA.
Listing
Our common stock is listed on the Nasdaq Capital Market under the trading symbol “PDSB.”

No Sales of Similar Securities
We, our officers and our directors have agreed, subject to certain specified exceptions, not to directly or indirectly, for a period of 90 days after the date of the underwriting agreement:
•
sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of, any shares of common stock, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially,

•
enter into any swap, hedge or other agreement or transaction that transfers, in whole or in part, the economic consequence of ownership of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock, or

•	publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement without the prior written consent of Cantor Fitzgerald & Co.
In addition, we and each such person agrees that, without the prior written consent of Cantor Fitzgerald & Co., we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.
The restrictions in the immediately preceding paragraph do not apply in certain circumstances, including:
(i)	as a bona fide gift or gifts; or
(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; or
(iii)	pursuant to a qualified domestic order or in connection with a divorce settlement;
(iv)	by will or intestate succession to the legal representative, heir, beneficiary or immediate family of the undersigned upon the death of the undersigned;
(v)
the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act, provided that (i) such plan does not provide for the transfer of Lock-Up Securities during the Lock-Up Period and (ii) no filing or public announcement under the Exchange Act or otherwise is required or voluntarily made by or on behalf of the undersigned or the Company in connection with the establishment of such plan;

(vi)	transfers of shares of Common Stock acquired in open market transactions after the completion of the Offering;
(vii)
pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of Common Stock and involving a Change of Control of the Company, provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Common Stock owned by the undersigned shall remain subject to the restrictions contained in this lock-up agreement;

(viii)
by broker-assisted, sale or “cashless” exercise of outstanding options, warrants, restricted stock, restricted stock units or other equity interests to purchase shares of Common Stock under any employee benefit plan of the Company disclosed, or incorporated by reference, in the prospectus supplement relating to the Offering; provided that if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Lock-Up Period regarding such transfer, the undersigned shall include a statement in any such report to the effect that such transfer was solely pursuant to the circumstances described in this clause (viii); or

(ix)
(A) withholdings by, or transfers, sales or other dispositions of Common Stock to, the Company or its affiliates in connection with the “net” or “cashless” exercise of outstanding options, warrants, restricted stock, restricted stock units or other equity interests granted pursuant to employee benefit plans of the Company disclosed, or incorporated by reference, in the prospectus supplement relating to the Offering, or (B) to satisfy the withholding tax obligations (including estimated taxes) in connection with, the exercise, vesting or settlement of outstanding options, warrants, restricted stock, restricted stock units or other equity interests granted pursuant to employee benefit plans of the Company disclosed, or incorporated by reference, in the prospectus supplement relating to the Offering; provided that if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Lock-Up Period regarding any such transfers, the undersigned shall include a statement in any such report to the effect that such transfer was solely pursuant to the circumstances described in this clause (ix).
Cantor Fitzgerald & Co. may, in its sole discretion and at any time or from time to time before the termination of the 90-day period release all or any portion of the securities subject to lock-up agreements.
In addition, our chief executive officer may net exercise options to purchase up to 53,174 shares of our common stock, which options are expiring in July 2021. In connection with such net exercise, up to approximately $349,353 of shares of our common stock may be transferred to the company and/or sold solely to cover the exercise price of the shares.
Market Making, Stabilization and Other Transactions
Cantor Fitzgerald & Co. may make a market in the common stock as permitted by applicable laws and regulations. However, Cantor Fitzgerald & Co. is not obligated to do so, and Cantor Fitzgerald & Co. may discontinue any market-making activities at any time without notice in its sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.
The underwriter has advised us that it, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.
“Covered” short sales are sales made in an amount not greater than the underwriter‘s option to purchase additional shares of our common stock in this offering. The underwriter may close out any covered short position by either exercising its option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the option to purchase additional shares.
“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.
A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriter for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.
Neither we, nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriter is not obligated to engage in these activities and, if commenced, may end any of these activities at any time.

Passive Market Making
The underwriter may also engage in passive market making transactions in our common stock on the NASDAQ in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriter is not required to engage in passive market making and, if commenced, may end passive market making activities at any time.
Electronic Distribution
A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters, selling group members (if any) or their affiliates. The underwriter may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriter‘s web site and any information contained in any other web site maintained by the underwriter is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.
Other Activities and Relationships
Cantor Fitzgerald & Co. and certain of its affiliates are full service financial institutions engaged in a wide range of activities for their own accounts and the accounts of customers, which may include, among other things, corporate finance, mergers and acquisitions, merchant banking, equity and fixed income sales, trading and research, derivatives, foreign exchange, futures, asset management, custody, clearance and securities lending. Cantor Fitzgerald & Co. and certain of it’s affiliates have, from time to time, performed, and may in the future perform, various investment banking and financial advisory services for us and our affiliates, for which it received or will receive customary fees and expenses.
In addition, in the ordinary course of its business, Cantor Fitzgerald & Co. and its affiliates may, directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to debt or equity securities and/or bank debt of, and/or derivative products. Such investment and securities activities may involve our securities and instruments. Cantor Fitzgerald & Co. and its affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Stamp Taxes
If you purchase shares of common stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

NOTICE TO INVESTORS
Canada
This prospectus supplement constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the common stock. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement or on the merits of the common stock and any representation to the contrary is an offence.
Canadian investors are advised that this prospectus supplement has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this prospectus supplement is exempt from the requirement that the Company and the underwriter(s) provide investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the Company and the underwriter(s) as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.
Resale Restrictions
The offer and sale of the common stock in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepares and files a prospectus under applicable Canadian securities laws. Any resale of the common stock acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the common stock outside of Canada.
Representations of Purchasers
Each Canadian investor who purchases the common stock will be deemed to have represented to the Company and the underwriter(s) that the investor (i) is purchasing the common stock as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.
Taxation and Eligibility for Investment
Any discussion of taxation and related matters contained in this prospectus supplement does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the common stock and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the common stock or with respect to the eligibility of the common stock for investment by such investor under relevant Canadian federal and provincial legislation and regulations.
Rights of Action for Damages or Rescission
Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus supplement), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.
Language of Documents
Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur Canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d'achat ou tout avis) soient rédigés en anglais seulement.
Australia
This prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia:
You confirm and warrant that you are either:
•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;
•
a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.
To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this prospectus is void and incapable of acceptance.
You warrant and agree that you will not offer any of the shares issued to you pursuant to this prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.
European Economic Area
In relation to each Member State of the European Economic Area , no offer of any securities which are the subject of the offering contemplated by this prospectus has been or will be made to the public in that Member State other than any offer where a prospectus has been or will be published in relation to such securities that has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the relevant competent authority in that Member State in accordance with the Prospectus Directive, except that an offer of such securities may be made to the public in that Member State:
•	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;
•
to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive), and includes any relevant implementing measure in the Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.
Hong Kong
No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32) of Hong Kong. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.
This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.
Japan
The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person as defined under Section 275(2), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA.
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
•
a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Offer Shares under Section 275 of the SFA except:
•
to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;

•	where no consideration is given for the transfer; or
•	where the transfer is by operation of law.
Switzerland
The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.
Israel
This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.
United Kingdom
This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors (as defined in the Prospectus Directive) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the “Order”, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated or caused to be communicated. Each such person is referred to herein as a “Relevant Person”.
This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) may only be communicated or caused to be communicated in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply. All applicable provisions of the FSMA must be complied with in respect of anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.

LEGAL MATTERS
The validity of the securities being offered in this offering will be passed upon for us by DLA Piper LLP (US), Philadelphia, PA. As of December 31, 2020, certain partners and employees of DLA Piper LLP are the beneficial owners of 173,122 shares of our common stock. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, NY is acting as counsel for the underwriter in connection with this offering.
EXPERTS
Our consolidated financial statements as of December 31, 2020 and for the year ended December 31, 2020, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and audit.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement or the documents incorporated by reference herein and therein. For further information with respect to us and the securities that we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement and the documents incorporated by reference herein and therein. You should rely only on the information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered hereby.
We file annual, quarterly, and other reports, proxy and information statements, and other information with the Securities and Exchange Commission. The SEC maintains a website that contains reports, proxy statements and other information regarding us. The address of the SEC website is www.sec.gov. We maintain a website at www.pdsbiotech.com. Information contained on our website is not incorporated into this prospectus supplement and you should not consider information contained on our website to be part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate into this prospectus by reference the information we file with it, which means that we can disclose important information to you by referring you to the documents containing that information. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and, where applicable, modify or supersede that information.
We incorporate by reference the following documents previously filed with the SEC:
•	our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 18, 2021;
•
the information included in our definitive proxy statement on Schedule 14A for our 2021 Annual Meeting of Stockholders, filed with the SEC on April 29, 2021, to the extent incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 15, 2021;
•
our Current Reports on Form 8-K filed with the SEC on January 7, 2021; January 14, 2021; January 28, 2021; February 3, 2021; February 22, 2021; March 11, 2021; March 18, 2021; April 29, 2021; May 13, 2021; May 17, 2021; May 20, 2021; May 25, 2021; June 3, 2021; and June 8, 2021;

•
the description of our common stock contained in our registration statement on Form 8-A12B, filed with the SEC on September 25, 2015 (File No. 001-37568), and all amendments or reports filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of the Form S-3 Registration Statement, including all such documents we may file with the SEC after the date of the Form S-3 Registration Statement and prior to the effectiveness of the registration statement, and prior to the filing of a post-effective amendment to the Form S-3 Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
Notwithstanding the foregoing, no portion of any document that is “furnished” but not “filed” in accordance with SEC rules under Exchange Act shall be deemed to be incorporated by reference into this prospectus. Any statement contained in this prospectus or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request a copy of any of these filings from us at no cost by writing or calling our Corporate Secretary at the following address or telephone number: PDS Biotechnology Corporation, 25B Vreeland Road, Suite 300, Florham Park NJ 07932; Telephone: (800) 208-3343.

PROSPECTUS
$100,000,000
PDS BIOTECHNOLOGY CORPORATION
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
Rights to Purchase Common Stock, Preferred Stock,
Debt Securities or Units
We may offer and sell from time to time, in one or more offerings and on terms that we will determine at the time of each offering, shares of common stock, shares of preferred stock, debt securities, warrants or units that include any of these securities, or rights to purchase shares of common stock, shares of preferred stock, debt securities or units. We may sell any combination of these securities in one or more offerings with an aggregate initial offering price of up to $100,000,000.
We will provide the specific terms of each offering of securities, including the price and the type and amount of securities to be offered and sold, in a supplement to this prospectus. You should read this prospectus and the prospectus supplement carefully before you invest.
We may offer and sell these securities directly to purchasers or to or through one or more underwriters, dealers and agents, and on a continuous or delayed basis. If we sell securities to or through underwriters, dealers or agents, we will include their names and the fees, commissions and discounts that they will receive, as well as the net proceeds to us, in the prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by the prospectus supplement. The delivery of this prospectus together with a prospectus supplement relating to the offered securities shall not constitute an offer of any other securities covered by this prospectus.
Investing in our securities involves a high degree of risk. See “Risk Factors” on page 7 of this prospectus and in the applicable prospectus supplement for a discussion of risks that you should consider before you invest in our securities.
Our common stock is traded on The Nasdaq Capital Market under the symbol “PDSB.” On July 21, 2020, the last reported sale price of our common stock on The Nasdaq Capital Market was $3.62 per share. The aggregate market value of our outstanding voting and non-voting equity held by non-affiliates on July 21, 2020 was $44,357,691.72 based on a share price of $3.62. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar months prior to and including the date hereof.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 31, 2020.

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under the shelf registration process, we may sell any combination of the securities described in this prospectus in one or more transactions up to a total dollar amount of $100,000,000.
The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement. For further information about us and our securities, you should review the registration statement and the exhibits filed with the registration statement. In addition, the SEC allows us to incorporate by reference into this prospectus information in the reports and other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those reports and other documents. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and, where applicable, modify or supersede that information. You may read the registration statement (including its exhibits) and the reports and other documents that we file with the SEC at the SEC’s website, www.sec.gov.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Incorporation of Certain Information by Reference.” To the extent that any information in the prospectus supplement is inconsistent with the information in this prospectus, the information in the prospectus supplement will modify or supersede this prospectus.
This prospectus and the applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the applicable prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus and the applicable prospectus supplement is accurate as of any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct as of any date subsequent to the date of the document incorporated by reference, even though this prospectus and any applicable prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should rely only on the information contained in this prospectus, in the applicable prospectus supplement and in any documents incorporated by reference into this prospectus and the applicable prospectus supplement. We have not authorized any salesperson, dealer or other person to provide you with information different from that contained in this prospectus, in the applicable prospectus supplement or in any documents incorporated by reference into this prospectus or the applicable prospectus supplement, and you are not entitled to rely upon any such different information.
Throughout this prospectus, the terms “PDS,” “we,” “us,” “our,” and “our company” refer to PDS Biotechnology Corporation, a Delaware corporation.

PDS BIOTECHNOLOGY CORPORATION
Overview
We are a clinical-stage immunotherapy company developing a growing pipeline of cancer immunotherapies and infectious disease vaccines designed to overcome the well-established limitations of current immunotherapy technologies. PDS owns Versamune®, a proprietary T-cell activating platform designed to train the immune system to better attack and destroy disease. When paired with an antigen, a disease-related protein that is recognizable by the immune system, Versamune® has been shown to induce, in vivo, large quantities of high-quality, highly potent polyfunctional CD8+ killer T-cells, a specific sub-type of CD8+ killer T-cell that is more effective at killing infected or target cells.
The induction of CD8+ (killer) T-cells is important to achieving robust long-term efficacy in most infectious disease vaccines and efficacy in cancer immunotherapy. Current preventive and prophylactic vaccine approaches and technologies predominantly focus on creating strong induction of antibody responses. However, the induction of T-cell responses, in addition to antibody responses, is now believed to provide more durable and broad protection against several viral infections. Similarly, it is well documented that the most critical attribute of an effective cancer immunotherapy is induction of high levels of active antigen-specific CD8+ (killer) T-cells. Priming adequate levels of active CD8+ T-cells in-vivo continues to be a major obstacle impeding the achievement of durable efficacy of immunotherapy.
PDS’s lead clinical stage program, PDS0101, has demonstrated unique in-vivo induction of high levels of active HPV-specific CD8+ T-cells in humans, confirming impressive preclinical CD8+ T-cell study results, as well as successful induction of CD8+ T-cells against a viral target (HPV). This strong CD8+ T-cell induction data, coupled with preclinical data demonstrating the induction of high levels of neutralizing antibody responses, suggested strong potential to successfully develop and progress novel Versamune®-based vaccines to treat infectious diseases, and thus informed PDS’ subsequent pipeline expansion into multiple infectious disease indications.
Versamune® activates an important immunological signaling pathway, critical to induction of robust and sustained anti-viral and anti-tumor immune responses, known as the Type I interferon (IFN) signaling pathway. Versamune® has demonstrated the following:
•
Prolonged and localized induction of chemokines and cytokines within lymph nodes, resulting in sustained recruitment of B cells and T cells, enhanced potency, and minimized risk of systemic toxicity, resulting in an improved safety profile.

•	Dramatic enhancement of antibody titers in the context of dose sparing of multiple antigens.
•	Induction of polyfunctional, highly potent antigen-specific CD8+ T-cells associated with the type of long-term memory responses necessary to protect against viral mutations.
•	Demonstrated high levels of antigen-specific antibody, and CD8+ and CD4+ T cell responses within 2 weeks of a single vaccination.
•
Spontaneously forming spherical nanoparticles composed of a single synthetic lipid; a process that results in relatively low projected commercial cost of goods and potential for rapid commercial scale-up.

Finally, Versamune®’s immunostimulatory properties have been confirmed in preclinical studies when administered with a diverse array of antigens, including recombinant proteins, peptides, DNA and RNA antigens.
We believe that the Versamune® platform has shown strong potential to become an industry-leading immunotherapy technology; it is the platform technology underpinning PDS’ robust pipeline of infectious disease vaccines and cancer immunotherapies. We expect substantial value accretion as our pipeline products successfully progress through Phase 2 clinical trials; two of the three currently planned PDS0101 clinical trials have been delayed, primarily as a result of the adverse impact the COVID-19 pandemic has had on clinical trial operations for cancer indications in the United States.

The unique combination of high potency and excellent safety of the Versamune® platform observed in preclinical studies appears to have been corroborated in the successfully-completed 12-patient PDS0101 Phase 1/2a clinical trial. On September 19, 2019, PDS reported retrospective clinical outcome data from this study. Despite most of the patients being infected with multiple HPV strains other than HPV 16, regression was seen in 8 out of 10 patients, with complete regression of pre-cancerous lesions documented in 6 out of 10 patients at their first post-treatment evaluation, which occurred within 1-3 months of completing treatment. In addition, the fact that no disease recurrence occurred over the two-year evaluation period strongly suggested a robust and durable therapeutic immune response due to the induction of T-cells by PDS0101 administration that were clinically active. As a result of this information strongly suggesting the unique ability of PDS0101 to generate potent and biologically active CD8+ T-cells in-vivo, PDS focused its clinical strategy on areas of more severe unmet medical need in which PDS0101 is combined with other immune-modulating agents, including checkpoint inhibitors and standard of care e.g. chemoradiotherapy, to provide improved clinical benefit to patients.
We believe that rational design of combination immunotherapies using agents that promote synergy with each other and reduce the potential for compounded toxicity would substantially improve potential for combination therapies to deliver improved clinical benefit for cancer patients. Versamune® appears to activate the appropriate combination of immunological pathways to promote strong CD8+ T-cell induction, while also altering the tumor microenvironment to make tumors more susceptible to T-cell attack, which PDS believes makes it an ideal complement to checkpoint inhibitors and other immune-modulating agents by enhancing their potency as part of combination therapies. In addition, the differences in mechanism of action between Versamune® and checkpoint inhibitors, as well as the initial demonstrated safety profile of Versamune®, suggests that these combinations may be much better tolerated by patients than many or most other combination therapies involving checkpoint inhibitors and other cancer treatments such as immune-cytokines and chemotherapy.
On October 28, 2019, we entered into an amendment to an existing clinical trial collaboration agreement with a subsidiary of Merck (known as MSD outside the United States and Canada) to evaluate a combination of our lead Versamune®-based immunotherapy, PDS0101, with Merck's anti-PD-1 therapy, KEYTRUDA® (pembrolizumab), in a Phase 2 clinical trial. The planned clinical trial will evaluate the efficacy and safety of this therapeutic combination as a first-line treatment in patients with recurrent or metastatic head and neck cancer and high-risk human papillomavirus-16 (HPV16) infection. This amendment, primarily related to a modification to the original clinical trial design to evaluate PDS0101 in combination with KEYTRUDA® as first-line treatment, was the result of the FDA’s approval, on June 10, 2019, for first line treatment of patients with metastatic or unresectable recurrent head and neck squamous cell carcinoma (HNSCC) using KEYTRUDA® in combination with platinum and fluorouracil (FU) for all patients, and as a single agent for patients whose tumors express PD-L1 as determined by an FDA-approved test. This planned clinical trial is currently on hold, primarily due to the effect of COVID-19 on clinical trial operations in the United States.
PDS previously announced a Cooperative Research and Development Agreement (CRADA) with the National Cancer Institute (NCI) for development of the PDS0101 HPV cancer immunotherapy in combination with other immune-modulating agents as a potential treatment for advanced HPV-related cancers. Preclinical study results arising from this CRADA were recently published in the Journal for ImmunoTherapy of Cancer, Immunomodulation to enhance the efficacy of and HPV therapeutic vaccine (Journal for ImmunoTherapy of Cancer 2020;8:e000612. doi:10.1136/ jitc-2020-000612), indicating that PDS0101 generated both human papillomavirus (HPV)-specific T-cells and an associated antitumor response when used as a monotherapy. When PDS0101 was combined with two other novel development-stage anti-cancer agents, Bintrafusp alfa (M7824) and NHS-IL12, preclinical data suggested that all three therapeutic agents worked synergistically to provide enhanced tumor regression and T-cell response when compared to any of the agents alone.
In June 2020, the first patient was dosed under this PDS0101 CRADA, in a NCI-led Phase 2 clinical study evaluating PDS0101, NHS-IL12, and M7824, owned by EMD Serono (Merck KGaA). The study will evaluate the objective response rate of this novel triple combination in approximately 30 patients with advanced HPV-associated cancers.
In April 2020, the PDS0101 CRADA was expanded to include clinical and preclinical development of PDS0103. PDS0103 is an investigational immunotherapy owned by PDS and designed to treat cancers associated with the mucin-1 (MUC-1) oncogenic C-terminal region antigen such as ovarian, breast, colorectal and lung cancers. PDS0103 combines Versamune® with novel highly immunogenic agonist epitopes of MUC-1 developed by the NCI. PDS0103 is currently in late preclinical development.
We anticipate initiation, in the near term, of a third PDS0101 Phase 2 clinical study with The University of Texas MD Anderson Cancer Center . This clinical study will investigate the safety and anti-tumor efficacy of PDS0101 in combination with standard-of-care chemo-radiotherapy (CRT), and their correlation with critical immunological biomarkers in patients with locally advanced cervical cancer. PDS believes that Versamune®’s strong T-cell induction has potential to meaningfully enhance efficacy of the current standard of care CRT treatment in this indication.
PDS believes that the key differentiating attributes of the Versamune® platform technology, strong induction of CD8+ and CD4+ T-cells and antibodies, can also be leveraged to improve treatment and preventive options in several infectious disease indications. Specifically, the emerging COVID-19 pandemic has provided a unique opportunity to highlight Versamune®’s transformative immunostimulatory activities. Our newly-expanded infectious diseases pipeline now cover an expansive range of pathogens:

On December 4, 2019, we entered into an Amended and Restated Material Transfer Agreement (MTA) with the Brazilian pharmaceutical company Farmacore Biotechnology to develop a novel tuberculosis (TB)

immunotherapy based on a combination of Farmacore’s proprietary TB antigens with Versamune®. A preceding material transfer agreement, under which preliminary preclinical work was previously initiated, was thus amended and restated due to promising early preclinical results and to progress this program to the next development phase. In preliminary evaluations, our Versamune®-based TB product, PDS0201, demonstrated highly promising TB-specific T-cell induction in-vivo. Under the Farmacore MTA, PDS will undertake product development and Farmacore will conduct in-vivo preclinical studies evaluate product efficacy. The term of the agreement extends until the end of the initial product testing period. In June 2020, we announced a second collaboration with Farmcore to develop PDS0204, a vaccine to prevent COVID-19, combining Versamune® with Farmacore’s recombinant SARS-CoV-2 antigen. Initial financial support for PDS0204 has been provided by the Brazilian government. PDS and Farmacore plan to rapidly progress through preclinical development and into phase 1 clinical testing in Brazil in the near future.
PDS is advancing development of PDS0203, our leading COVID-19 vaccine candidate, which will combine Versamune® with SARS-CoV-2-specific proteins. Our goal is to advance a COVID-19 vaccine into human trials as quickly as possible; we are currently in active discussions with both government agencies and non-governmental organizations to determine the most accelerated path to advance PDS0203 into clinical trials.
PDS0203 is being designed to potentially provide long-term and broad protection against infection from COVID-19 and its potential mutations, based on Versamune®‘s ability to prime the immune system to generate both antibodies for near term protection and T-cell responses for long term protection against pathogens. This broader projected range of effective immunity is a result of Versamune®‘s unique ability to specifically activate Type I interferons (IFNs) critical to developing effective anti-viral immune responses, and also to promote presentation of the unique disease-associated protein or peptide to the appropriate compartment of the dendritic cells of the immune system. As a result of this capability, Versamune® has demonstrated enhanced immunogenicity in the context of dose sparing of both flu and COVID-19 antigens through strong induction of neutralizing antibodies. Finally, the simple chemical composition of PDS0203 is expected to permit rapid manufacturing scale-up for global deployment
Based on the key characteristics of Versamune® described above, we are progressing development of PDS0202, a universal influenza vaccine, which combines Versamune® with novel influenza vaccine antigens. PDS0202 development is being supported by an agreement with the National Institute of Allergy and Infectious Diseases (NIAID) Collaborative Influenza Vaccine Innovation Centers (CIVICs) program, with a goal of rapidly progressing into a human clinical trial. Preclinical development studies will be performed at three sites: PDS’ Princeton, NJ laboratories, The University of Kentucky School of Medicine, and the CIVICs Center for Influenza Vaccine Research for High-Risk Populations (CIVR-HRP). We anticipate that PDS0202 could provide broad and long-term protection against multiple influenza strains.
Since our inception in 2005, we have devoted substantially all our resources to developing our Versamune® platform, advancing preclinical programs, conducting clinical trials, manufacturing PDS0101 for clinical trials, and providing general and administrative support. We have funded our operations primarily from the issuance of common stock. We have not generated any product revenue.
We have never been profitable and have incurred net losses in each year since our inception. Our net losses were $7.0 million and $3.8 million for the years ended December 31, 2019 and 2018, respectively. As of March 31, 2020, we had an accumulated deficit of $32.9 million. Substantially all of our net losses have resulted from costs incurred in connection with its research and development programs and from general and administrative costs associated with these operations.
As of March 31, 2020, we had $21.0 million in cash and cash equivalents.
Our future funding requirements will depend on many factors, including the following:
•	the timing and costs of our planned clinical trials;
•	the timing and costs of our planned preclinical studies of our Versamune® platform;
•	the outcome, timing and costs of seeking regulatory approvals;
•	the impact of COVID-19 on company operations;

•	the terms and timing of any future collaborations, licensing, consulting or other arrangements that we may enter into;
•
the amount and timing of any payments we may be required to make in connection with the licensing, filing, prosecution, maintenance, defense and enforcement of any patents or patent applications or other intellectual property rights; and

•	the extent to which we in-license or acquire other products and technologies.
Corporate Information
Information concerning our company is contained in the documents that we file with the SEC as a reporting company under the Securities Exchange Act of 1934, as amended, which are accessible at www.sec.gov, and on our website at www.pdsbiotech.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Investors should not rely on any such information in deciding whether to purchase our common stock. We have included our website address in this prospectus solely as an inactive textual reference. Information on our website is not, and should not be considered, part of this prospectus.
Our principal executive offices are located at 25B Vreeland Road, Florham Park NJ 07932, and our telephone number is (800) 208-3343.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risk factors described in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and in any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we file with the SEC after the date of this prospectus, all of which are incorporated by reference into this prospectus, in addition to the risk factor described below. You should also carefully review all other information contained in or incorporated by reference into this prospectus and the applicable prospectus supplement, including the information contained below under the heading “Cautionary Note Regarding Forward-Looking Statements,” as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference contain forward-looking statements, and we anticipate that the applicable prospectus supplement will contain forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “believe,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “could,” “anticipate,” “predict,” or “expect” and similar expressions. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in many cases, beyond our control. Forward-looking statements are not guarantees of future performance. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors. Except as required by applicable law, we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.
Important factors that could cause actual results to differ materially from those reflected in our forward-looking statements include, among others:
•	the accuracy of estimates of our expenses, future revenue, capital requirements and our needs for additional financing;
•	our ability to retain key management personnel;
•	the accuracy of our estimates regarding expenses, future revenues and capital requirements;
•	uncertainty and volatility in the price of our common stock;
•	the costs and effects of existing and potential governmental investigations and litigation;
•	our inability to meet the continued listing requirements of The Nasdaq Capital Market;
•	our inability to implement and maintain appropriate internal controls;
•	uncertainty as to our employees’ and independent contractors' compliance with regulatory standards and requirements and securities insider trading rules;
•
dependence on the efforts of third parties to conduct and oversee our clinical trials for our product candidates, to manufacture clinical supplies of our product candidates and to commercialize our product candidates;

•	the effect of government regulations on our business;
•	unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19;
•	our inability to secure and maintain relationships with collaborators and contract manufacturers;
•	our inability to develop or commercialize our product candidates due to intellectual property rights held by third parties;
•	our inability to protect the confidentiality, privacy, or security of our data or our trade secrets; and
•	our potential inability to access capital required to fund proposed operations.
All written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We caution investors not to rely too heavily on the forward-looking statements we make or that are made on our behalf.
In addition, you should refer to the documents we have incorporated by reference for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.
We may discuss certain of these risks and uncertainties in greater detail in any prospectus supplement under the heading “Risk Factors.” Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus, including our most recent Annual Report on Form 10-K and our Quarterly Report on Form 10-Q filed with the SEC.

USE OF PROCEEDS
Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities described in this prospectus for the further development and commercialization of our product candidates and for general corporate purposes, which may include, among other things, reducing indebtedness, acquiring other companies (although we currently have no agreement to acquire any other company), purchasing or licensing other assets or lines of business, repurchasing our common stock and making capital expenditures, as well as for working capital. Until we use the net proceeds for these purposes, we intend to invest the net proceeds in investment-grade, interest-bearing securities. We have not determined the amounts we plan to spend on any of these areas or the timing of these expenditures. As a result, our management will have broad discretion regarding the application of the net proceeds from the sale of securities described in this prospectus.

THE SECURITIES THAT WE MAY OFFER
We, directly or through underwriters, dealers or agents designated by us from time to time, may offer, issue and sell, together or separately, up to $100,000,000 in the aggregate of:
•	shares of our common stock, par value $0.00033 per share;
•	shares of our preferred stock, par value $0.00033 per share;
•	debt securities;
•	warrants to purchase shares of our common stock, shares of our preferred stock and/or our debt securities;
•	units consisting of two or more of the securities described above; or
•	rights to purchase shares of our common stock, shares of our preferred stock, warrants, units or our debt securities.
The common stock, the preferred stock, the debt securities, the warrants, the units, and the rights to purchase shares of our common stock, shares of our preferred stock, warrants, debt securities or units collectively are referred to in this prospectus as the “securities.”
We have summarized below the material terms of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the detailed terms of the securities offered by that supplement. If indicated in the prospectus supplement, the terms of the offered securities may differ from the terms summarized below.
This prospectus may not be used to sell our securities unless it is accompanied by the applicable prospectus supplement.

DESCRIPTION OF SECURITIES
The following is a summary of all material characteristics of our capital stock as set forth in our certificate of incorporation and bylaws, as amended. Copies of these documents are filed or incorporated by reference as exhibits to the registration statement, of which this prospectus forms a part.
DESCRIPTION OF COMMON STOCK
We are presently authorized to issue 75,000,000 shares common stock, par value $0.00033 per share. As of March 31, 2020, we had issued and outstanding 15,361,619 shares of common stock.
We have one class of common stock. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by stockholders and do not have cumulative voting rights in the election of directors. Holders of shares of common stock are entitled to receive on a pro rata basis such dividends, if any, as may be declared from time to time by our board of directors in its discretion from funds legally available for that use, subject to any preferential dividend rights of outstanding preferred stock. They are also entitled to share on a pro rata basis in any distribution to our common stockholders upon our liquidation, dissolution or winding up, subject to the prior rights of any outstanding preferred stock. Common stockholders do not have preemptive rights to subscribe to any additional stock issuances by us, and they do not have the right to require the redemption of their shares or the conversion of their shares into any other class of our stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate and issue in the future.
Provisions of our eighth amended and restated certificate of incorporation and second amended and restated bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our eighth amended and restated certificate of incorporation and second amended and restated bylaws:
•	permits our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;
•	provides that the authorized number of directors may be changed only by the board of directors;
•
provides that all vacancies on our board of directors, including as a result of newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	divides our board of directors into three classes;
•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;
•
provides that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder's notice;

•
does not provide for cumulative voting rights, thereby allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election;

•	provides that special meetings of our stockholders may be called only by the board of directors;
•	does not preclude or contract the scope of exclusive federal or concurrent jurisdiction for any actions brought under the Securities Act or the Exchange Act; and.
•
does not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.

In addition, we are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.
The transfer agent and registrar of our common stock is Computershare Trust Company, N.A. The address of our transfer agent and registrar is 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, and its telephone number is (212) 805-7100.
Our common stock is traded on The Nasdaq Capital Market under the symbol “PDSB.”
DESCRIPTION OF PREFERRED STOCK
We have authority to issue 5,000,000 shares of preferred stock, par value $0.00033 per share. As of March 31, 2020, we did not have any shares of preferred stock issued or outstanding.
Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate one or more series of preferred stock and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be preferential to or greater than the rights of the common stock.
Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.
We will describe in a prospectus supplement relating to any series of preferred stock being offered the following terms:
•	the distinguishing designation of the series of preferred stock;
•	the number of shares of the series of preferred stock offered, the liquidation preference per share and the offering price of the series;
•	the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the series of preferred stock;
•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the series of preferred stock will accumulate;
•	the procedures for any auction and remarketing, if any, for the series of preferred stock;
•	the provisions for a sinking fund, if any, for the series of preferred stock;
•	the provision for redemption, if applicable, of the series of preferred stock;
•	any listing of the series of preferred stock on any securities exchange;
•	the terms and conditions, if applicable, upon which the series of preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;
•	voting rights, if any, of the series of preferred stock;
•	a discussion of any material or special U.S. federal income tax considerations applicable to the series of preferred stock;
•	the relative ranking and preferences of the series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;
•
any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the series of preferred stock.

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, relating to dividends and upon our liquidation, dissolution or winding up:
•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;
•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and
•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.
DESCRIPTION OF DEBT SECURITIES
The following is a general description of the terms of debt securities we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities.
As required by Federal law for all bonds and notes of companies that are publicly offered, any debt securities we issue will be governed by a document called an “indenture,” the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. We have summarized the general features of the debt securities to be governed by the indenture. The summary is not complete. An indenture is a contract between us and a financial institution acting as trustee on behalf of the holders of the debt securities, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce holders’ rights against us if we default. There are some limitations on the extent to which the trustee acts on holders’ behalf, described in the second paragraph under “Description of Debt Securities—Events of Default.” Second, the trustee performs certain administrative duties, such as sending interest and principal payments to holders.
Because this section is a summary, it does not describe every aspect of any debt securities we may issue or the indenture governing any such debt securities. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities, and we urge you to read the applicable executed indenture, which will be filed with the SEC at the time of any offering of debt securities, because it, and not this description, will define the rights of holders of such debt securities.
A prospectus supplement will describe the particular terms of any series of debt securities we may issue, including some or all of the following:
•	the designation or title of the series of debt securities;
•
the total principal amount of the series of debt securities, the denominations in which the offered debt securities will be issued and whether the offering may be reopened for additional securities of that series and on what terms;

•	the percentage of the principal amount at which the series of debt securities will be offered;
•	the date or dates on which principal will be payable;
•	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;
•	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;
•	the terms for redemption, extension or early repayment, if any;
•	the currencies in which the series of debt securities are issued and payable;
•
whether the amount of payments of principal, interest or premium, if any, on a series of debt securities will be determined with reference to an index, formula or other method and how these amounts will be determined;

•	the place or places of payment, transfer, conversion and/or exchange of the debt securities;
•	the provision for any sinking fund;

•	any restrictive covenants;
•	events of default;
•	whether the series of debt securities are issuable in certificated form;
•	any provisions for legal defeasance or covenant defeasance;
•
whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;
•	whether the debt securities are subject to subordination and the terms of such subordination;
•	any listing of the debt securities on any securities exchange;
•	if applicable, a discussion of certain U.S. Federal income tax considerations, including those related to original issue discount, if applicable; and
•	any other material terms.
The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal, interest and premium, if any, will be paid by us in immediately available funds.
General
The indenture may provide that any debt securities proposed to be sold under this prospectus and the applicable prospectus supplement relating to such debt securities (“offered debt securities”) and any debt securities issuable upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.
For purposes of this prospectus, any reference to the payment of principal of, or interest or premium, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.
Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture may also provide that there may be more than one trustee thereunder, each with respect to one or more different series of securities issued thereunder. See “Description of Debt Securities—Resignation of Trustee” below. At a time when two or more trustees are acting under an indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under an indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under an indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
We refer you to the applicable prospectus supplement relating to any debt securities we may issue from time to time for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection, that will be applicable with respect to such debt securities.
We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the related prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.
Payment and Paying Agents
We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, often approximately two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Events of Default
Holders of debt securities of any series will have rights if an Event of Default occurs in respect of the debt securities of such series and is not cured, as described later in this subsection. The term “Event of Default” in respect of the debt securities of any series means any of the following:
•	we do not pay the principal of, or any premium on, a debt security of the series on its due date;
•	we do not pay interest on a debt security of the series within 30 days of its due date;
•	we do not deposit any sinking fund payment in respect of debt securities of the series on its due date and we do not cure this default within five days;
•
we remain in breach of a covenant in respect of debt securities of the series for 90 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series;

•	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; and
•	any other Event of Default occurs in respect of debt securities of the series described in the prospectus supplement.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.
Remedies if an Event of Default Occurs
If an Event of Default has occurred and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series if the default is cured or waived and certain other conditions are satisfied.
Except in cases of default, where the trustee has some special duties, the trustee typically is not required to take any action under an indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances.

Before a holder is allowed to bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt securities, the following must occur:
•	the holder must give the trustee written notice that an Event of Default has occurred and remains uncured;
•
the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and
•	the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.
However, a holder is entitled at any time to bring a lawsuit for the payment of money due on its debt securities on or after the due date. Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.
Waiver of Default
The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all such series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on a holder’s debt security, however, without the holder’s approval.
Merger or Consolidation
Under the terms of an indenture, we may be permitted to consolidate or merge with another entity. We may also be permitted to sell all or substantially all of our assets to another entity. However, typically we may not take any of these actions unless all the following conditions are met:
•
if we do not survive such transaction or we convey, transfer or lease our properties and assets substantially as an entirety, the acquiring company must be a corporation, limited liability company, partnership or trust, or other corporate form, organized under the laws of any state of the United States or the District of Columbia, and such company must agree to be legally responsible for our debt securities, and, if not already subject to the jurisdiction of any state of the United States or the District of Columbia, the new company must submit to such jurisdiction for all purposes with respect to the debt securities and appoint an agent for service of process;

•	alternatively, we must be the surviving company;
•	immediately after the transaction no Event of Default will exist;
•	we must deliver certain certificates and documents to the trustee; and
•	we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.
Modification or Waiver
There are three types of changes we may make to an indenture and the debt securities issued thereunder.
Changes Requiring Approval
First, there are changes that we cannot make to debt securities without specific approval of all of the holders. The following is a list of the types of changes that may require specific approval:
•	change the stated maturity of the principal of or rate of interest on a debt security;
•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a security following a default;
•	at any time after a change of control has occurred, reduce any premium payable upon a change of control;
•	change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);
•	impair the right of holders to sue for payment;
•	adversely affect any right to convert or exchange a debt security in accordance with its terms;
•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;
•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;
•
modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

•	change any obligation we have to pay additional amounts.
Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect, including the addition of covenants and guarantees. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.
Changes Requiring Majority Approval
Any other change to the indenture and the debt securities may require the following approval:
•	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and
•
if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance obligations with respect to some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “Description of Debt Securities—Modification or Waiver—Changes Requiring Approval.”
Further Details Concerning Voting
When taking a vote on proposed changes to the indenture and the debt securities, we expect to use the following rules to decide how much principal to attribute to a debt security:
•
for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;

•
for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the related prospectus supplement; and

•	for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Description of Debt Securities—Defeasance—Legal Defeasance.”
We generally will be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within 11 months following the record date.
Book-entry and other indirect holders will need to consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and legal defeasance will not be applicable to that series.
Covenant Defeasance
We can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, the holders would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay holders’ debt securities. If applicable, a holder also would be released from the subordination provisions described under “Description of Debt Securities—Indenture Provisions—Subordination” below. In order to achieve covenant defeasance, we must do the following:
•
If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•
We may be required to deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. Federal income tax law, we may make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity; and

•	We must deliver to the trustee certain documentation stating that all conditions precedent to covenant defeasance have been complied with.
If we accomplish covenant defeasance, holders can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, holders may not be able to obtain payment of the shortfall.
Legal Defeasance
As described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “legal defeasance”), (1) if there is a change in U.S. Federal tax law that allows us to effect the release without causing the holders to be taxed any differently than if the release had not occurred, and (2) if we put in place the following other arrangements for holders to be repaid:
•
If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•
We may be required to deliver to the trustee a legal opinion confirming that there has been a change in current U.S. Federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S. Federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid each holder its share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for its debt securities and holders would recognize gain or loss on the debt securities at the time of the deposit; and
•	We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to legal defeasance have been complied with.
If we ever did accomplish legal defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the debt securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, holders would also be released from the subordination provisions described later under “Description of Debt Securities—Indenture Provisions—Subordination.”
Resignation of Trustee
Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Indenture Provisions—Subordination
Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (defined below), but our obligation to holders to make payment of the principal of (and premium, if any) and interest on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), interest or sinking fund, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), interest and sinking fund, if any, on Senior Indebtedness has been made or duly provided for in money or money’s worth.
In the event that, notwithstanding the foregoing, any payment from us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.
By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The related indenture will provide that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.
“Senior Indebtedness” will be defined in an applicable indenture as the principal of (and premium, if any) and unpaid interest on:
•
our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

•	renewals, extensions, modifications and refinancings of any of such indebtedness.

The prospectus supplement accompanying any series of indenture securities denominated as subordinated debt securities will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.
Trustee
We intend to name the indenture trustee for each series of indenture securities in the related prospectus supplement.
Certain Considerations Relating to Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.
DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. If a series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent, we will so specify in the applicable prospectus supplement. The following summary of the material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrants and any warrant agreement applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement, as well as the complete warrants and warrant agreements that contain the terms of the warrants.
The material terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•
the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•
a summary of the designation and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock as set forth in the certificate of designation for such series of preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;
•	the terms of any rights to redeem or call the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	U.S. federal income tax consequences applicable to the warrants; and
•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.
Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.
DESCRIPTION OF UNITS
We may issue units consisting of any combination of common stock, preferred stock, debt securities or warrants to purchase shares of our common stock, shares of our preferred stock or debt securities offered under this prospectus in one or more series. We may elect to evidence each series of units by unit certificates that we will issue under a separate unit agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms, and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of certain U.S. federal income tax considerations applicable to the units; and
•	any other material terms of the units and their constituent securities.
DESCRIPTION OF RIGHTS
The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.
General
We may issue rights to purchase common stock, preferred stock, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:
•	the title and aggregate number of the rights;
•	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;
•	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;
•	the number or a formula for the determination of the number of the rights issued to each stockholder;
•	the extent to which the rights are transferable;
•	in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;
•	in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;
•	the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);
•	if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;
•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;
•
if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

•	the effect on the rights of any merger, consolidation, sale or other disposition of our business;
•	the terms of any rights to redeem or call the rights;
•	information with respect to book-entry procedures, if any;
•	the terms of the securities issuable upon exercise of the rights;
•	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;
•	if applicable, a discussion of certain U.S. Federal income tax considerations; and
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.
Exercise of Rights
Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.
Upon receipt of payment and a subscription certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.

We may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.
Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

PLAN OF DISTRIBUTION
We may sell the securities covered by this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be described in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any common stock issued by us will be traded on The Nasdaq Capital Market unless we specify otherwise in the prospectus supplement, but any other securities may or may not be publicly traded or listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.
We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.
LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by DLA Piper LLP (US), Philadelphia, PA. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
Our consolidated financial statements as of December 31, 2019 and for the year ended December 31, 2019, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and audit.
The financial statements of the private company PDS Biotechnology Corporation as of December 31, 2018, have been incorporated by reference herein and in the registration statement by reference to our Annual Report on Form 10-K dated March 27, 2020. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of Haynie & Company as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance with that act, file periodic reports and other information with the SEC. The SEC maintains an Internet site that contains all reports and other information that we file electronically with the SEC. The address of that website is www.sec.gov.
This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act for the securities offered under this prospectus (the “Form S-3 Registration Statement”). The Form S-3 Registration Statement, including the exhibits to the Form S-3 Registration Statement, contains additional information about us and the securities offered by this prospectus. The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the Form S-3 Registration Statement. For further information about us and our securities, you should review the Form S-3 Registration Statement and the exhibits filed with the Form S-3 Registration Statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate into this prospectus by reference the information we file with it, which means that we can disclose important information to you by referring you to the documents containing that information. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and, where applicable, modify or supersede that information.
We incorporate by reference the following documents previously filed with the SEC:
•	our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 27, 2020;
•
the information included in our definitive proxy statement on Schedule 14A for our 2020 Annual Meeting of Stockholders, filed with the SEC on April 29, 2020, to the extent incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 13, 2020;
•
our Current Reports on Form 8-K filed with the SEC on January 13, 2020; February 14, 2020; February 27, 2020; March 23, 2020; March 27, 2020 (solely with respect to information filed, and not furnished, in such report); April 9, 2020; April 16, 2020; April 20, 2020; May 19, 2020; June 4, 2020; June 9, 2020; June 17, 2020; June 24, 2020; June 30, 2020 and July 14, 2020; and

•
the description of our common stock contained in our registration statement on Form 8-A12B, filed with the SEC on September 25, 2015 (File No. 001-37568), and all amendments or reports filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of the Form S-3 Registration Statement, including all such documents we may file with the SEC after the date of the Form S-3 Registration Statement and prior to the effectiveness of the registration statement, and prior to the filing of a post-effective amendment to the Form S-3 Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
Notwithstanding the foregoing, no portion of any document that is “furnished” but not “filed” in accordance with SEC rules under Exchange Act shall be deemed to be incorporated by reference into this prospectus. Any statement contained in this prospectus or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request a copy of any of these filings from us at no cost by writing or calling our Corporate Secretary at the following address or telephone number: PDS Biotechnology Corporation, 25B Vreeland Road, Florham Park NJ 07932; Telephone: (800) 208-3343.

5,294,118 Shares of Common Stock

Prospectus Supplement
June 15, 2021
Sole Book-Running Manager
Cantor